UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 20, 2021

VIAVI SOLUTIONS INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-22874	94-2579683
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

7047 E Greenway Pkwy, Suite 250,	Scottsdale,	Arizona	85254
(Address of principal executive offices and Zip Code)
 (408) 404-3600
(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of the exchange on which registered
Common Stock, $0.001 par value	VIAV	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company. ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 20, 2021, Viavi Solutions Inc. (the “Company”) submitted to the Board of Directors of EXFO Inc. (Nasdaq: EXFO; XTSE: EXF) (“EXFO”) a binding offer to acquire all of the subordinate voting shares and multiple voting shares of EXFO for a cash price of US$8.00 per share, valuing EXFO at approximately US$459 million on an undiluted basis. In connection with the submission of its offer, the Company delivered to the EXFO Board of Directors a form of definitive arrangement agreement attached as Exhibit 99.1 hereto and incorporated herein by reference that the Company would be prepared to execute to proceed with a transaction. There can be no assurance that the Board of Directors of EXFO will accept the Company’s offer or that EXFO will execute a definitive arrangement agreement with the Company. Also on July 20, 2021, the Company issued a press release announcing the submission of its biding offer. The press release is attached as Exhibit 99.2 hereto and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Form of Arrangement Agreement between 13189139 Canada Inc., Viavi Solutions Inc. and EXFO Inc.
99.2	Press Release issued by Viavi Solutions Inc. on July 20, 2021
104	Cover Page Interactive Data File - the cover page iXBRL tags are embedded within the Inline XBRL document

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit
99.1	Form of Arrangement Agreement between 13189139 Canada Inc., Viavi Solutions Inc. and EXFO Inc.
99.2	Press Release issued by Viavi Solutions Inc. on July 20, 2021
104	Cover Page Interactive Data File - the cover page iXBRL tags are embedded within the Inline XBRL document

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIAVI SOLUTIONS INC.

	By:	/s/ Kevin Siebert
	Name:	Kevin Siebert
	Title:	Senior Vice President, General Counsel and Secretary

July 20, 2021